Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amendment No.1 to the Registration Statement on Form F-3 of our report dated November 10, 2021, relating to the consolidated financial statements of Pop Culture Group Co., Ltd, appearing in the Annual Report on Form 20-F for the fiscal year ended June 30, 2021. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

August 12, 2022